EXHIBIT 4.2

MARATHON GLOBAL FUNDING CORPORATION,

Issuer

MARATHON OIL CORPORATION,

Guarantor

and

JPMORGAN CHASE BANK,

Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of September 5, 2003

to the INDENTURE

Dated as of June 14, 2002

Debt Securities

SUPPLEMENTAL INDENTURE NO. 1, dated as of September 5, 2003 (“Supplemental Indenture No. 1”), among MARATHON GLOBAL FUNDING CORPORATION, a Nova Scotia unlimited liability company (the “Company”), having its principal office at 5555 San Felipe Road, Houston, Texas 77056-2723, MARATHON OIL CORPORATION, a Delaware Corporation (the “Guarantor”), having its principal office at 5555 San Felipe Road, Houston, Texas 77056-2723, and JPMORGAN CHASE BANK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).

RECITALS

The Company and Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of June 14, 2002 (the “Original Indenture,” and as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities, including the Company’s 6% Notes due 2012 (“2012 Notes”).

There is currently outstanding under the Indenture an aggregate principal amount of $400,000,000 of the 2012 Notes.

The 2012 Notes are fully and unconditionally guaranteed by Guarantor.

Section 8.03 of the Original Indenture provides for the assignment or transfer of the Company’s rights and obligations under the Indenture and the Securities to the Guarantor and, that upon any such assignment or transfer, all of the obligations of the Company under the Indenture and the Securities shall cease and the Company shall be released from all obligations under the Indenture and the Securities. Any successor to the Company is required to expressly assume by supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance of the Company’s covenants and obligations under the Indenture and the Securities.

The Guarantor desires to expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance of the Company’s covenants and obligations under the Indenture and the Securities, and the Company desires to be released from its obligations under the Indenture and the Securities.

Section 9.01(1) of the Original Indenture provides that the Company and the Guarantor, each when authorized by its Board of Directors, and the Trustee, may enter into one or more supplemental indentures to, among other things, evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company under the Indenture and the Securities.

The Company and the Guarantor have been authorized by resolutions of each of their Board of Directors to enter into this Supplemental Indenture No. 1.

All things necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company and the Guarantor, in accordance with its terms and the terms of the Original Indenture, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

For and in consideration of the premises and the agreements herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

RELATION TO INDENTURE; ADDITIONAL DEFINITIONS

SECTION 1.01 Relation to Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

SECTION 1.02 Additional Definitions. For all purposes of this Supplemental Indenture No. 1:

Capitalized terms used herein shall have the meanings specified herein or in the Original Indenture, as the case may be.

“2012 Notes” has the meaning stated in the first recital of this Supplemental Indenture No. 1.

ARTICLE II

ASSIGNMENT, RELEASE and AMENDMENT

SECTION 2.01 Assignment, Transfer and Assumption. Pursuant to Section 8.03 of the Original Indenture, the Company hereby assigns and transfers all of its rights and obligations under the Indenture and the Securities to the Guarantor, and Guarantor hereby assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance of the Company’s covenants and obligations under the Indenture and the Securities.

SECTION 2.02 Release. Due to the assignment, transfer and assumption set forth in Section 2.01 hereof, all of the Company’s obligations under the Indenture and the Securities shall hereby cease, and the Company is hereby released from all obligations under the Indenture and the Securities.

SECTION 2.03 Amendment of Article XIV Guarantees. Due to the Company’s assignment of all of its rights and obligations in respect of this Indenture and the Securities to the Guarantor and pursuant to Section 8.03 of the Original Indenture, the provisions of Article XIV of the Indenture shall no longer apply to the Securities, however, the other covenants of Guarantor set forth in the Indenture and any other covenants of the Guarantor provided with respect to any series of Securities shall remain in full force and effect.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 Adoption, Ratification and Confirmation.

The Original Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.02 Counterpart Originals.

This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.03 Governing Law.

THIS SUPPLEMENTAL INDENTURE NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.04 Conflict With Trust Indenture Act.

If any provision in this Supplemental Indenture No. 1 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

SECTION 3.05 Separability Clause.

In case any provision in this Supplemental Indenture No. 1 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Supplemental Indenture No. 1 or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

SECTION 3.07 Certain Duties and Responsibilities of the Trustee.

In entering into this Supplemental Indenture No. 1, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

MARATHON GLOBAL FUNDING CORPORATION

By:	/s/ John T. Mills

John T. Mills President

MARATHON OIL CORPORATION

By:	/s/ John T. Mills

John T. Mills Chief Financial Officer

JPMORGAN CHASE BANK

By:	/s/ Carol Logan

Carol Logan Vice President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On the 5th day of September, 2003, before me personally came John T. Mills, to me known, who, being by me duly sworn, did depose and say that he is President of Marathon Global Funding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Cristina Arias

Notary Public

[NOTARIAL SEAL]

Seal: Cristina Arias, Notary Public State of Texas, Expires 6-3-2007

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On the 5th day of September, 2003, before me personally came John T. Mills, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of Marathon Oil Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Cristina Arias

Notary Public

[NOTARIAL SEAL]

Seal: Cristina Arias, Notary Public State of Texas, Expires 6-3-2007

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On the 5th day of September, 2003, before me personally came Carol Logan, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of JPMorgan Chase Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

/s/ Treva Bushnell

Notary Public

[NOTARIAL SEAL]

Seal: Treva Bushnell, Notary Public State of Texas, My Comm. Exp. 5-18-2006